SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________
                                 ---------------

                      U.S. TRUST COMPANY OF NEW YORK, N.A.
               (Exact name of trustee as specified in its charter)

             New York                                            13-5459866
      (State of incorporation                                 (I.R.S. employer
      if not a national bank)                                identification No.)

       114 West 47th Street                                         10036
        New York, New York                                       (Zip Code)
       (Address of trustee's
   principal executive offices)

                                 General Counsel
                      U.S. Trust Company of New York, N.A.
                              114 West 47th Street
                          New York, New York 10036-1532
                                  (212)852-1000
            (Name, address and telephone number of agent for service)
                                 ---------------
                          Cinemark Mexico (USA) , Inc.
               (Exact name of obligor as specified in its charter)

               Texas                                             75-2493459
  (State or other jurisdiction of                             (I.R.S. employer
  incorporation or organization)                             identification No.)

 7502 Greenville Avenue, Suite 800
          Dallas, Texas                                             75231
(Address of principal executive offices)                            (Zip Code)
                                 ---------------
                   12% Senior Subordinated PIK Notes Due 2003
                       (Title of the indenture securities)



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                            Cinemark de Mexico, S.A.
                                     de C.V.
              (Exact name of guarantor as specified in its charter)

                    Mexico                                  N/A
     (State or other jurisdiction of             (I.R.S. employer
      incorporation or organization)           identification No.)



       7502 Greenville Avenue
       Suite 800
       Dallas, Texas                                        75231
       (Address of Principal executive office)           (Zip code)

 ................................................................................
 ................................................................................


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                                     GENERAL


1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust
powers.

                  2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

3,4,5,6,7,8,9,10,11,12,13,14, and 15

Cinemark Mexico (USA),Inc. and Cinemark de Mexico, S. A. de C.V. currently are not in default under any of its outstanding securities under which the applicant is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15 of Form T-1 are not required under General Instruction B.

16.      List of Exhibits.

T-1.1"Charter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T- 1.1 to form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

T-1.2 - The Trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

         T-1.3 - The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-1.1).

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T4 - A copy of the By-laws of the U.S. Trust Company of New York, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 to Form T-1 filed on September 20,1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of September 20,1996 the Trustee has 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "Trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In Answering Item 2 in this statement of eligibility and qualification, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information. ----








Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York on the 30th day of September, 1996.


U.S. Trust Company of New York, N.A., Trustee



By: /s/ Bill Barber
    Bill Barber

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    Authorized Signature


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Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Cinemark Mexico (USA), Inc.12% Senior Subordinated Notes due 2003, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


U.S. Trust Company of New York, N.A.



By: /s/ Bill Barber
    Bill Barber
    Authorized Signature





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                                  Exhibit T-1.6

                     The                   consent of the trustee required by
                                           Section 321 (b) of the Act.

                             United States Trust Company of New York
                                      114 West 47th Street
                                       New York, NY  10036




                                                              March 5, 1990

Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations set forth therein, United States Trust Company of New York ("U. S. Trust") hereby consents that reports of examinations of U. S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                Very truly yours,



                               UNITED STATES TRUST
COMPANY OF NEW YORK



                                By: /s/ Gerard F.
Ganey
Gerard F. Ganey
Vice President

GF/pg
                                                                       0302-LT.9
                                                                               \

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EXHIBIT T-1.7

                                      UNITED STATES TRUST COMPANY OF NEW YORK
                                        CONSOLIDATED STATEMENT OF CONDITION
                                                              JUNE 30, 1996
                                                            ($IN THOUSANDS)

ASSETS
Cash and Due from Banks                                       $   77,810

Short-Term Investments                                            18,306

Securities, Available for Sale                                   867,513

Loans
                                                               1,333,282
Less:  Allowance for Credit Losses                                12,858
     Net Loans                                                 1,320,424
Premises and Equipment                                            57,561
Other Assets                                                     132,888
     Total Assets                                             $2,474,502

LIABILITIES
Deposits:
     Non-Interest Bearing                                     $  469,797
     Interest Bearing                                          1,545,026
      Total Deposits                                           2,014,823

Short-Term Credit Facilities                                     170,747
Accounts Payable and Accrued Liabilities                         136,595
     Total Liabilities                                        $2,322,165

STOCKHOLDER'S EQUITY
Common Stock                                                      14,995
Capital Surplus                                                   42,394
Retained Earnings                                                 96,902
Unrealized Gains (Losses) on Securities
   Available for Sale, Net of Taxes                            (   1,954)
                                                               ----------
Total Stockholder's Equity                                       152,337
   Total Liabilities and
   Stockholder's Equity                                       $2,474,502


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

September 12, 1996

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t-l,k3q96








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